Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FIRST QUARTER RESULTS

Margin Improvement over Preceding Quarter Despite

Harsh Weather in January and February

CHESTER, WV — May 6, 2003 — MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the first quarter ended March 31, 2003.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the quarter increased 7% to $63.6 million, and the Company reported EBITDA (earnings before interest, taxes, depreciation and amortization) of $10.9 million and net income of $3.3 million or $.12 per diluted share.  Gaming revenues (“net win”) at the Company’s Mountaineer Race Track & Gaming Resort rose 6% to $54.6 million, producing net win-per-day-per-machine of $202 based on an average of 3,000 machines for the current quarter, compared to $236 based on an average of 2,418 machines in the first quarter of 2002.

Harsh weather conditions in January and February impacted patronage at the Company’s Mountaineer Race Track & Gaming Resort, while expense levels were considerably higher than in last year’s first quarter due to the expansion of Mountaineer, including the hotel that opened in May 2002.  Additionally, interest expense was higher in the current quarter due to increased borrowing levels and, to a lesser extent, the issuance of $130 million of 9.75% Senior Notes near the end of the quarter.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We are pleased with the modest revenue increase despite the severe weather we experienced and 14 fewer race days as compared to the first quarter of last year.  Of note, average daily export simulcasting handle rose 13% to $1.3 million due to our continuing efforts to add outlets, which now number approximately 615.  Gaming revenues at Mountaineer did rebound in March, and have continued at attractive levels thus far in the second quarter, with April gaming revenue topping $20.1 million, versus $18.3 million in April of 2002.  After David Hughes joined the Company as COO of Mountaineer on January 1st of this year, he began implementing cost savings and efficiencies to improve margins, primarily focusing on marketing and labor.”

Mr. Hughes added, “A key initiative we carried out was aligning staffing with revenue production and utilizing automation wherever possible.  With regard to promotions, we are more prudently allocating our expenses while maintaining an aggressive program.  Due to the significant expansion of Mountaineer’s infrastructure last year, we believe that comparisons to fourth quarter 2002 margins present a more meaningful measure of our efforts to reduce expenses than would comparisons to the first quarter of 2002.  We are pleased with the margin improvements over the fourth quarter of 2002, especially considering the poor weather conditions.  EBITDA was 17.1% of revenues in the first quarter, compared to 15.3% in the fourth quarter of 2002.  Labor and promotions expense controls are in place and cost containment efforts continue.”

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Mr. Arneault continued, “The Grande Hotel at Mountaineer produced lodging revenues that surpassed our expectations for the quarter.  Bookings for the convention center are strong, thus far generating group hotel reservations in excess of 15,300 room nights for the balance of 2003.

“Revenues at our Speedway Property in North Las Vegas were $2.4 million in the first quarter and the property generated $63,000 in EBITDA.  The Reno facility, which we sold in mid-March for an amount that approximated its carrying value, negatively impacted EBITDA by $249,000 in the first quarter, but will not be a factor in future periods.”

Mr. Arneault further stated, “We remain enthusiastic about our pending acquisition of Scioto Downs, which we now expect to complete in the third quarter of this year.  This transaction fits well with our strategy to diversify and leverage our expertise by building or acquiring other middle-market gaming and/or parimutuel businesses in states that border West Virginia.  Also in line with this strategy is our planned development of Presque Isle Downs, a thoroughbred horse racing and parimutuel wagering facility in Erie, PA.  The Commonwealth Court of Pennsylvania is scheduled to hear on May 7 an appeal filed by affiliates of Penn National Gaming and Magna Entertainment challenging the Pennsylvania Racing Commission’s unanimous grant of our license.  We have been proceeding with our design, engineering and permitting efforts and plan to break ground as soon as possible in the event the appeal is concluded favorably.”

Financial Guidance

The Company also provided financial guidance for fiscal 2003, anticipating total revenues of approximately $292 million, EBITDA of approximately $50 million and net income of approximately $12.5 million.  This guidance reflects higher gaming taxes at Mountaineer (a greater percentage of revenue will be subject to the State’s surcharge) and approximately $8 million of additional interest expense compared to 2002 due to additional borrowings (for the acquisition of Scioto Downs, development of Presque Isle Downs, and repurchases of the Company’s common stock) and higher interest rates, as well as increases in property and health insurance costs, real estate taxes and depreciation.  Earnings per share will be influenced by the number of shares repurchased by the Company during the year.

Since closing its Senior Notes offering on March 25, 2003, the Company has repurchased 170,900 shares of its common stock at an average price of $6.83 per share.  Additional repurchases will be made at management’s discretion without prior notice from time to time in the open market or through privately negotiated transactions with third parties in compliance with applicable laws and depending on market conditions.  The Company’s guidance assumes that (i) the acquisition of Scioto Downs will not have a material impact on the Company’s financial results in 2003; (ii) the Company’s investment in Presque Isle Downs will not be impaired; (iii) no other acquisitions or dispositions; and (iv) no material changes in economic conditions, West Virginia gaming laws or world events.

Mr. Arneault concluded, “While we are optimistic about MTR’s prospects for 2003 and beyond, we feel it is prudent to be conservative with our financial guidance until the full effect of our cost savings initiatives is realized.  We are also being conservative due to the higher gaming taxes, interest expense, insurance costs, real estate taxes and depreciation we are experiencing.  We will update guidance as we see fit as the year progresses.”

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Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  You should not consider EBITDA an alternative to operating income or cash flows from operating activities as measures of operating performance or liquidity respectively.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments (which will increase in light of the increased borrowing and higher interest rate resulting from our recent senior notes offering), taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call and webcast focusing on the financial results and recent corporate developments at 10:00 a.m. ET on Wednesday, May 7, 2003.  Interested parties may participate in the call by dialing 973-582-2866 — please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc. owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia, which currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,000 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  The Company also owns and operates the Ramada Inn and Speedway Casino in North Las Vegas.  MTR recently obtained a license to build a new thoroughbred racetrack with parimutuel wagering in Erie, Pennsylvania (judicial review pending), and signed a Merger Agreement with Scioto Downs, Inc. for Scioto to become a wholly owned subsidiary of MTR (subject to various customary conditions as reported on Forms 8-K filed with the Securities and Exchange Commission on December 24, 2002 and March 5, 2003).  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

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Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically guidance concerning the results for 2003, the development of Presque Isle Downs and the closing of the merger with Scioto Downs, Inc. Such statements are based on the Company’s current plans and expectations.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to weather conditions or road conditions impeding access to Mountaineer, adverse changes in West Virginia video lottery laws or the rates of taxation of video lottery operations, market acceptance of the Company’s new hotel and related amenities at Mountaineer, which involve higher price points than the Company’s prior offerings, legalization of new forms of gaming in the Company’s target markets, which would lead to increased competition, competition, general economic conditions affecting the resort business, dependence upon key personnel and the ability to attract new personnel, changes in the number of diluted shares, leverage and debt service, expiration or non-renewal of gaming licenses, costs associated with maintenance and expansion of Mountaineer Park’s infrastructure to meet the demands attending increased patronage, costs and risks attending construction, expansion of operations, continued dependence on Mountaineer for the vast majority of our revenues, disruption in developing and integrating our planned Pennsylvania and Ohio operations and other facilities we may expand and/or acquire, extensive regulation by gaming and racing authorities, environmental laws and potential exposure to environmental liabilities, limited public market and liquidity, shares eligible for future sale, favorable resolution of the judicial challenge to the Company’s planned Pennsylvania racetrack and successful cross-marketing of that property with Mountaineer, satisfaction of all closing conditions to the Scioto Downs merger, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera	(212) 836-9610
lbarbera@equityny.com
	Loren G. Mortman	(212) 836-9604

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MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31, 2003
	2003	2002
Revenues
Gaming	$56,340,000	$53,148,000
Parimutuel commissions	1,746,000	1,912,000
Food, beverage and lodging	4,582,000	3,444,000
Other	934,000	899,000
Total revenues	63,602,000	59,403,000
Less promotional allowances	(1,155,000)	(1,396,000)
Net revenues	62,447,000	58,007,000
Costs of revenue
Cost of gaming	33,921,000	31,675,000
Cost of parimutuel commissions	1,587,000	1,672,000
Cost of food,beverage and lodging	3,718,000	3,265,000
Cost of other revenue	1,353,000	1,141,000
Total cost of revenues	40,579,000	37,753,000
Gross Profit	21,868,000	20,254,000
Selling, general and administrative expenses:
Marketing and promotions	1,604,000	1,608,000
General and administrative	9,390,000	7,085,000
Depreciation and amortization	4,188,000	2,978,000
Total selling, general and administrative expenses	15,182,000	11,671,000
Operating income	6,686,000	8,583,000
Loss on disposal of Reno property	(18,000)	—
Interest income	29,000	68,000
Interest expense	(1,471,000)	(870,000)
Income before provision for income taxes	5,226,000	7,781,000
Provision for income taxes	(1,900,000)	(2,723,000)
Net Income	$3,326,000	$5,058,000
Net income per share:
Basic	$0.12	$0.19
Diluted	$0.12	$0.17
Weighted average number of shares outstanding:
Basic	27,703,921	26,947,894
Diluted	28,482,304	29,009,615

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MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2003	2002
Net Revenues:
Mountaineer Park	$59,996,000	$55,393,000
Speakeasy-Las Vegas	2,403,000	2,350,000
Speakeasy-Reno	48,000	257,000
Corporate	0	7,000
Consolidated	62,447,000	58,007,000

EBITDA
Mountaineer Park	$12,605,000	$12,656,000
Speakeasy-Las Vegas	63,000	274,000
Speakeasy-Reno	(249,000)	(389,000)
Corporate	(1,544,000)	(980,000)
Consolidated	10,875,000	11,561,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME TO EBITDA

(unaudited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA a non-GAAP financial measure.

			Financial Guidance
	Three Months Ended		Year Ending
	March 31,	March 31,	December 31,
	2003	2002	2003
Mountaineer Park
Operating income	$8,879,000	$10,276,000
Depreciation and amortization	3,726,000	2,380,000
EBITDA	12,605,000	12,656,000

Speakeasy-Las Vegas
Operating income	(258,000)	(31,000)
Depreciation and amortization	321,000	305,000
EBITDA	63,000	274,000

Speakeasy-Reno
Operating income	(268,000)	(594,000)
Depreciation and amortization	19,000	205,000
EBITDA	(249,000)	(389,000)

Corporate
Operating income	(1,667,000)	(1,068,000)
Depreciation and amortization	122,000	88,000
EBITDA	(1,545,000)	(980,000)

Consolidated
Operating income	6,686,000	8,583,000	$32,300,000
Depreciation and amortization	4,188,000	2,978,000	17,700,000
EBITDA	10,874,000	11,561,000	50,000,000

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MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2003	2002
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$49,678,000	$14,398,000
Restricted cash	798,000	860,000
Accounts receivable, net of allowance for doubtful accounts of $142,000,and $98,000	3,670,000	4,522,000
Accounts receivable — Lottery Commission	232,000	—
Inventory	2,544,000	2,414,000
Deferred financing costs	1,615,000	902,000
Prepaid taxes	3,000,000	4,360,000
Deferred income taxes	823,000	823,000
Other current assets	2,157,000	1,531,000
Total current assets	64,517,000	29,810,000

Property:
Land	10,065,000	12,087,000
Building	132,741,000	137,422,000
Equipment and automobiles	60,467,000	59,929,000
Furniture and fixtures	14,140,000	17,870,000
Construction in progress	1,186,000	248,000
	218,599,000	227,556,000
Less accumulated depreciation	(42,258,000)	(46,981,000)
	176,341,000	180,575,000
Other assets:
Goodwill	1,492,000	1,492,000
Note receivable	2,163,000	—
Deferred income taxes	2,213,000	2,213,000
Deferred financing costs,net of current portion	5,355,000	1,452,000
Deposits and other	7,764,000	6,375,000
	18,987,000	11,532,000
	$259,845,000	$221,917,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,644,000	$5,259,000
West Virginia state lottery commission payable	1,813,000	1,576,000
Accrued payroll and payroll taxes	4,328,000	2,542,000
Accrued liabilities	3,987,000	3,091,000
Current portion of capital leases	6,155,000	6,532,000
Current portion of long-term and other debt	775,000	312,000
Total current liabilities	20,702,000	19,312,000

Long-term and other debt, less current portion	130,836,000	96,279,000
Capital lease obligations, net of current portion	5,500,000	6,945,000
Long-term deferred compensation	1,171,000	915,000
Deferred income taxes	7,977,000	7,977,000
	166,186,000	131,428,000
Shareholders’ equity:
Common stock	—	—
Paid in capital	56,055,000	53,236,000
Retained earnings	37,604,000	37,253,000
Total shareholders’ equity	93,659,000	90,489,000
	$259,845,000	$221,917,000

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